UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2025

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2025 (the "Original Form 8-K"). This Amendment No.1 to the Original Form 8-K is being filed solely for the purpose of adding the item heading "Item 3.02. Unregistered Sales of Equity Securities." The remainder of the Original Form 8-K is unchanged.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 5, 2025, Tempur Sealy International, Inc. (the "Company"), Lima Holdings Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Lima Deal Corporation LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Merger Sub 2"), consummated the previously announced acquisition of Mattress Firm Group Inc., a Delaware corporation ("Mattress Firm"), pursuant to the Agreement and Plan of Merger dated as of May 9, 2023, as amended (the "Merger Agreement"), by and among the Company, Merger Sub, Merger Sub 2, Mattress Firm and Steenbok Newco 9 Limited, solely in its capacity as stockholder representative (the "Stockholder Representative"). Under the Merger Agreement, Merger Sub merged with and into Mattress Firm (the "First Merger"), with Mattress Firm surviving and becoming a wholly owned subsidiary of the Company (the "Surviving Corporation"). Immediately after the First Merger, the Surviving Corporation merged with and into Merger Sub 2 (together with the First Merger, the "Merger"), with Merger Sub 2 surviving as a wholly owned subsidiary of the Company. The aggregate purchase price paid by the Company consisted of $2,715,000,000 in cash, subject to adjustment as provided in the Merger Agreement (the "Cash Consideration") and approximately 34.2 million shares of the Company's common stock, with the value of any fractional shares paid in cash (the "Stock Consideration"). The Company issued the Stock Consideration in reliance on the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, in October and February of 2024, the Company and certain of its subsidiaries entered into amendments to the Company's senior credit facility entered into in 2023, which provided for, among other things, $625 million delayed draw term A loan commitments (the "Delayed Draw Term A Commitments") and an incremental term B loan in the aggregate principal amount of $1,600 million (the "Term B Loan"). The proceeds of the Term B Loan were funded into escrow on the closing of the Term B Loan.

In connection with the consummation of the Merger, the Company borrowed $625 million of its Delayed Draw Term A Commitments and $679.5 million of revolving commitments under its senior credit facility. In addition, approximately $1,592 million of proceeds in respect of the Term B Loan were released from escrow. The proceeds of this financing were collectively used to fund a portion of the Cash Consideration, the repayment of Mattress Firm's debt and the payment of certain fees and expenses related to the Merger.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the Board of Directors (the "Board") of the Company approved an increase of the size of the Board from 7 to 8 members effective February 5, 2025 and filled the newly created vacancy by appointing Peter R. Sachse, as an independent director, to serve on the Board, effective on the same day. Consistent with all of the Company's directors, Mr. Sachse's term will expire at the Company's Annual Meeting of Stockholders for the year 2025 or until his successor is duly elected and qualified.

In connection with Mr. Sachse's appointment to the Board, Mr. Sachse will receive a director equity award under the Company's 2021 Amended and Restated Non-Employee Director Compensation Plan, representing a pro rata allocation of the annual director equity award based on an effective date of February 5, 2025 and will receive compensation as non-employee director in accordance with the Company's director compensation program as described in its 2024 Proxy Statement, dated March 26, 2024.

Background of New Director

Mr. Sachse serves as the CEO of Tailored Brands, Inc., a men's omnichannel retailer. He was appointed to the Tailored Brands Board of Directors in March of 2021, served as interim Co-CEO, from March of 2021 through March of 2022, then served as Co-CEO from March 2022 to January 2024 at which time he was appointed as sole CEO. Previously, Mr. Sachse spent 34 years in various positions at Macy's, Inc., including as the Chief Growth Officer from February 2016 until January 2017, Chief of Innovation and Business Development from February 2015 to February 2016, Chief Stores Officer from February 2012 to February 2015 and Chief Marketing Officer from February 2009 to February 2012 (a title which he also held from June 2003 to May 2007). Mr. Sachse was also Chairman and Chief Executive Officer of the macys.com division of Macy's, Inc. from April 2006 to February 2012. In addition to these roles, Mr. Sachse has served as Director at the Sachse Family Fund, an early-stage investor in digital startups, since 2017 and as a Director of Citi Trends, Inc. (CTRN), a specialty value retailer of apparel, accessories and home trends, since 2019 and its Executive Chairman since March of 2020. He also served as a Director of Mattress Firm and Compensation Committee Chair from 2019 until the Company's acquisition of Mattress Firm. Mr. Sachse holds a BBS from the University of Wisconsin. Mr. Sachse's extensive career in the retail industry and experience as an executive officer make him well-qualified to serve on the Company's Board.

There have been no related person transactions with Mr. Sachse required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Sachse was selected for appointment as a director pursuant to the terms of the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On February 5, 2025, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated May 9, 2023, by and among Tempur Sealy International, Inc., Lima Holdings Corporation, Lima Deal Corporation LLC, Mattress Firm Group Inc. and Steenbok Newco 9 Limited, solely in its capacity as stockholder representative (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K as filed on May 10, 2023).

99.1	Press Release dated February 5, 2025, titled "Tempur Sealy Successfully Completes Acquisition of Mattress Firm".
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer